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                                                                     EXHIBIT 1.1

                         FORM OF UNDERWRITING AGREEMENT

                          IDENIX PHARMACEUTICALS, INC.

                    COMMON STOCK (PAR VALUE $0.001 PER SHARE)

                                   -----------

                             UNDERWRITING AGREEMENT

                                                                 _________, 2004

Goldman, Sachs & Co.,
Morgan Stanley & Co. Incorporated,
Bear Stearns & Co. Inc.,
   As representatives of the several Underwriters
      named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

      Idenix Pharmaceuticals, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 4,600,000 shares of common stock, $0.001 par value ("Stock"), of the Company and the stockholders of the Company named in Schedule II hereto (the "Selling Stockholders") propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 1,200,000 shares and, at the election of the Underwriters, up to 870,000 additional shares of Stock. The aggregate of 5,800,000 shares to be sold by the Company and the Selling Stockholders is herein called the "Firm Shares" and the aggregate of 870,000 additional shares to be sold by the Selling Stockholders is herein called the "Optional Shares". The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares".

      Concurrently with the initial public offering of the Shares, the Company has agreed to sell to Novartis Pharma AG ("Novartis") and Novartis has agreed to purchase from the Company at the First Time of Delivery (as defined in Section 4 hereof) (i) 5,400,000 shares of Stock (the "Private Placement Novartis Shares") pursuant to the Concurrent Private Placement Stock Purchase Agreement, dated the date hereof, between Novartis and the Company (the "Private Placement Purchase Agreement"), and (ii) 1,100,000 shares of Stock (collectively with the Private Placement Novartis Shares, the "Novartis Shares") pursuant to the Par Value Stock Purchase Agreement, dated the date hereof, between Novartis and the Company (collectively with the Private Placement Purchase Agreement, the "Novartis Purchase Agreements").

      Morgan Stanley & Co. Incorporated ("Morgan Stanley") has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the Company's directors, officers, employees and business associates and other parties related to the Company (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriting" (the "Directed Share Program"). The Shares to be sold by Morgan Stanley and its affiliates pursuant to the Directed Share
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Program are referred to hereinafter as the "Directed Shares". Any Directed
Shares not confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

      1. (i) The Company represents and warrants to, and agrees with, each of the Underwriters that:

            (a) A registration statement on Form S-1 (File No. 333-111157), as amended (the "Initial Registration Statement"), in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus");

            (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1;

            (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by a

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Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1;

            (d) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock (other than pursuant to the exercise of existing stock options) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole ("Material Adverse Effect"), otherwise than as set forth or contemplated in the Prospectus;

            (e) The Company and its subsidiaries own no real property and have good and valid title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

            (f) The Company was duly incorporated and, until its deregistration under the laws of the Cayman Islands on May 30, 2002, validly existing as an exempted company incorporated in the Cayman Islands with limited liability under the laws of the Cayman Islands. The Company is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

            (g) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus;

            (h) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder and the Novartis Shares to be issued and sold by the Company to Novartis pursuant to the Novartis Purchase Agreements have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein and therein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus;

            (i) Idenix (Cayman) Limited, an exempted company incorporated in the Cayman Islands ("Idenix Cayman"), Idenix (Massachusetts) Inc., a corporation organized under the laws of the Commonwealth of Massachusetts ("Idenix Massachusetts"), Idenix SARL, a Societe a Responsabilite Limitee organized under the laws of France ("Idenix France") and Idenix B.V., a private limited company under the laws of The Netherlands ("Idenix B.V."), are the only subsidiaries of the Company and all of the issued shares of capital stock of Idenix Cayman, Idenix Massachusetts, Idenix France

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and Idenix B.V. have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares) are owned by the Company, either directly or indirectly, free and clear of any liens, encumbrances, equities or claims;

            (j) The Company has filed all notices, reports, documents or other information required to be filed by it pursuant to, and has obtained any and all authorizations, approvals, orders, consents, licenses, certificates, permits, registrations or qualifications required to be obtained under, and has otherwise complied with all requirements of, all applicable laws of the Cayman Island and the State of Delaware in connection with the consummation of the de-registration of the Company in the Cayman Islands (the "Cayman Deregistration"), the replacement of the Company's Cayman Islands' Memorandum and Articles of Association with a Delaware certificate of incorporation and by-laws and the domestication of the Company in the State of Delaware pursuant to Section 388 of the Delaware General Corporation Law (the "Delaware Domestication") and the Cayman Deregistration and the Delaware Domestication (together, the "Domestication") are legal, effective and valid and in accordance with the laws of the Cayman Islands and the State of Delaware. The consummation of the Domestication has not conflicted with or resulted in a breach or violation of any of the terms or provisions of, or constituted a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, and which will not affect the validity of the Domestication or the transactions contemplated by this Agreement or the Novartis Purchase Agreements. The Domestication did not result in any violation of the provisions of the Memorandum and Articles of Association of the Company, as in effect at such time, or the provisions of any certificate of incorporation, by-laws, memorandum, articles of association or other governing documents (as applicable) of any of the Company's subsidiaries, as in effect at such time, or any statute, rule or regulation, or, to the Company's best knowledge, any order or decree of any court or regulatory authority or other governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

            (k) The issue and sale of the Shares and the Novartis Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the Novartis Purchase Agreements and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or material instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or By-Laws of the Company, as currently in effect and as amended (effective as of the First Time of Delivery), or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties (except for such violations of statutes, orders, rules or regulations which would not reasonably be expected to result in a Material Adverse Effect); and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the Novartis Shares or the consummation by the Company of the transactions contemplated by this Agreement or the Novartis Purchase Agreements, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required by the National Association of Securities Dealers, Inc. or under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and the purchase of the Novartis Shares by Novartis;

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            (l) Neither the Company nor any of its subsidiaries is in violation of its certificate of incorporation, by-laws, memorandum, articles of association or other governing documents (as applicable) or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other material agreement or material instrument to which it is a party or by which it or any of its properties may be bound;

            (m) The statements set forth in the Prospectus under the captions "Risk Factors - Risks Related to Development, Clinical Testing and Regulatory Approval of Our Drug Candidates", "Risk Factors - Risks Related to Our Relationship with Novartis", "Risk Factors - Risks Related to Patents and Licenses", "Business - Drug Discovery", "Business - Collaborations", "Business - Patents and Licenses", "Business - Pharmaceutical Pricing and Reimbursement", "Business - Regulatory Matters", "Relationship with Novartis", "Management", "Certain Relationships and Related Party Transactions", "Description of Capital Stock", "Shares Eligible for Future Sale", "Material U.S Federal Tax Consequences for Non-U.S. Holders of Our Common Stock" and "Underwriting", insofar as they purport to describe the documents referred to therein, are accurate, complete and fair in all material respects;

            (n) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

            (o) The Company is not and, after giving effect to the offering and sale of the Shares and the Novartis Shares, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

            (p) Neither the Company nor any of its subsidiaries does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

            (q) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent registered public accountants as required by the Act and the rules and regulations of the Commission thereunder;

            (r) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

            (s) (i) The Company and its subsidiaries own, possess, license or have other rights under the patents and patent applications, copyrights, trademarks, service marks, trade names, technology and know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) necessary for, or used in, any material respect to conduct their business in the manner in which it is being conducted and in the manner in which it is intended to be conducted as set forth in the Prospectus and necessary in connection with the commercialization of drug candidates (the "Drug Candidates") described in the table on page 65 of the Prospectus as being under development

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            (collectively with the Company's rights under the License Agreement, dated as of June 20, 1998, between the Company and the UAB Research Foundation, as amended by First Amendment Agreement, dated as of June 20, 1998, and Second Amendment Agreement, dated as of July 16, 1999 (as amended, the "UAB License Agreement"), the "Company Intellectual Property");

                  (ii) None of the claims of patents owned or licensed by the
            Company or any of its subsidiaries are unenforceable or invalid, and none of the claims of patent applications owned or licensed by Company or any of its subsidiaries specifically covering Drug Candidates or their use as described in the Table on page 65 of the Prospectus would be unenforceable or invalid if issued as patents;

                  (iii) The Company and its subsidiaries own or possess valid licenses or other rights under the patents and patent applications set forth in the patent schedule provided by the Company to you on the date hereof (the "Patent Schedule"), which Patent Schedule lists (other than in the case of the Company's rights under the UAB License Agreement) all such patents and patent applications necessary for, or used in, any material respect to conduct the business of the Company and its subsidiaries in the manner in which it is being conducted and in the manner intended to be conducted as described in the Prospectus and necessary in connection with the development and commercialization of Drug Candidates described in the Prospectus as being under development;

                  (iv) Neither the Company nor any of its subsidiaries is
            obligated to pay a royalty, grant a license, or provide other consideration to any third party in connection with the Company Intellectual Property other than as disclosed in the Prospectus;

                  (v) Neither the Company nor any of its subsidiaries has
            received any notice of infringement or material conflict with rights of others with respect to the Company Intellectual Property other than as disclosed in the Prospectus; there are no pending or, to the knowledge of the Company, threatened actions, suits, proceedings or claims by others that the Company or any of its subsidiaries is infringing any patent, trade secret, trade mark, service mark, copyright or other proprietary right, information or materials other than as disclosed in the Prospectus; except as scheduled or as disclosed in the Prospectus, neither the Company nor any of its subsidiaries has received any notice of conflict with rights of others with respect to the Company Intellectual Property;

                  (vi) To the Company's and its subsidiaries' knowledge and
            other than as disclosed in the Prospectus, (A) the development and commercialization of the telbivudine, valtorcitabine and NV-05A Drug Candidates as described in the Prospectus do not infringe or conflict with any third party patent or other intellectual property rights, (B) the development and commercialization of the NM 283 and NV-08B Drug Candidates as described in the Prospectus do not infringe any third party patent, (C) except as scheduled, the development and commercialization of the NM 283 and NV-08B Drug Candidates as described in the Prospectus do not conflict with any third party intellectual property rights, (D) none of the Company, the Company's subsidiaries, any of the co-inventors or co-owners named on patents and patent applications which form the Company Intellectual Property or any other person involved with seeking patent rights on behalf of the Company or any of its subsidiaries (collectively, the "Drug Discovery Network") has received any notice of infringement or conflict with, and does not know of any infringement or conflict with, rights of others with respect to the Company Intellectual Property, and (E) there are no pending or threatened actions, proceedings or claims by

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            others that the Drug Discovery Network is infringing any patent, trade secret, trade mark, service mark, copyright or proprietary information or materials;

                  (vii) The discoveries, inventions, products or processes of the Company and its subsidiaries referred to in the Prospectus, other than those related to the NM 283 and NV-08B Drug Candidates and their use to treat hepatitis C and discussed in (viii) below, do not, to the knowledge of the Company and any of its subsidiaries, infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, which could reasonably be expected to have a Material Adverse Effect;

                  (viii) The discoveries, inventions, products or processes of the Company and its subsidiaries referred to in the Prospectus related to the NM 283 and NV-08B Drug Candidates and their use to treat hepatitis C do not, to the knowledge of the Company and any of its subsidiaries, infringe any patent of any third party; except as scheduled, the discoveries, inventions, products or processes of the Company and its subsidiaries referred to in the Prospectus related to the NM 283 and NV-08B Drug Candidates and their use to treat hepatitis C do not, to the knowledge of the Company and any of its subsidiaries, conflict with any right of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, which could reasonably be expected to have a Material Adverse Effect other than as described in the Prospectus;

                  (ix) The patents and patent applications within Company
            Intellectual Property disclose patentable subject matter and there are no material inventorship challenges nor has any interference been declared or provoked nor is any material fact known with respect to such patents and patent applications that would preclude the issuance of patents with respect to such applications or would render such patents invalid or unenforceable; except as scheduled with respect to U.S. application no. 09/371,747 and related applications, there are no inventorship challenges with respect to the patents and patent applications within Company Intellectual Property;

                  (x) Except for Novartis, no third party, including any
            academic or governmental organization, possesses rights to the Company Intellectual Property which, if exercised, could enable such party to develop products competitive to the Drug Candidates or could reasonably be expected to have a Material Adverse Effect on the ability of the Company or its subsidiaries to conduct their business in the manner described in the Prospectus;

                  (xi) The Company and its subsidiaries and, to the Company's and its subsidiaries' knowledge, their respective licensors are not in breach of, and have complied with all terms of, any license or other agreement relating to Company Intellectual Property, except for such breaches or non-compliance that could not reasonably be expected to have a Material Adverse Effect on the ability of the Company or its subsidiaries to conduct their business in the manner described in the Prospectus;

                  (xii) There are no contracts or other documents material to the Company Intellectual Property other than those described in the Prospectus. Neither the Company nor any of its subsidiaries is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interest of the Company and its subsidiaries or that would conflict with the Company's or its subsidiaries' business;

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                  (xiii) None of the execution or delivery of this Agreement and the Novartis Purchase Agreements, or the carrying on of the Company's and its subsidiaries' business by the employees of the Company and its subsidiaries, or the conduct of the Company's and its subsidiaries' business as proposed, will, to the Company's and its subsidiaries' knowledge, conflict with or result in a breach of terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated;

                  (xiv) The U.S. government does not have any right in
            telbivudine or valtorcitabine or their use to treat hepatitis;

                  (xv) To the Company's and its subsidiaries' knowledge, it is not and will not be necessary to use any inventions, trade secrets or proprietary information or materials of any of its consultants, or its employees (or persons it currently intends to hire) made prior to their employment or engagement by the Company or its subsidiaries except for those inventions and proprietary information licensed to the Company or its subsidiaries;

                  (xvi) U.S. patent applications nos. 08/320,461 filed October
            7, 1994, 08/485,716 filed June 7, 1995, 09/112,878 filed July 9,
            1998, and 09/879,854 filed June 12, 2001, do not contain support under 35 USC Section 112 for a claim that covers the use of telbivudine to treat hepatitis B, or in the alternative, any such claim that covers the use of telbivudine to treat hepatitis B and that is supported under 35 USC Section 112 in any of the applications would be invalid under 35 USC Section 102;

                  (xvii) The Company has a valid and binding license to U.S.
            Application Serial No. 09/879,854, filed June 12, 2001, and any continuations, divisionals, renewals, reissues, extensions, reexaminations and continuations-in-part by an agreement dated June 20, 1998, as amended on December 4, 1998 and July 16, 1999; and

                  (xviii) There are no material third party claims of
            inventorship, ownership interest or lien, other than co-ownership by Le Centre National de la Recherche Scientifique ("CNRS"), with respect to any of U.S. Patent Nos. 6,566,344, 6,444,652, 6,395,716
            and 6,569,837; other than as scheduled, there are no third party claims of inventorship, ownership interest or lien, other than co-ownership by CNRS, with respect to any of U.S. Patent Nos. 6,566,344, 6,444,652, 6,395,716 and 6,569,837.

            (t) The Company, its subsidiaries and the Drug Discovery Network have complied with the required duty of candor and good faith in dealing with the United States Patent and Trademark Office (the "PTO"), including the duty to disclose to the PTO all information believed to be material to the patentability of the Company's patents and pending U.S. patent applications within the Company Intellectual Property;

            (u) The Company, Le Centre National de la Recherche Scientifique ("CNRS"), L'Universite Montpellier II ("UMII") and Universita Degli Studi di Cagliari ("UDSC") are identified, as applicable, or will be identified, in due course, in the records of the PTO as the holders of record to the U.S. patents and patent applications as set forth in the Patent Schedule;

            (v) To the knowledge of the Company, no other entity or individual (i.e., other than the Company, CNRS, UMII and UDSC) has any rights, title or interest in the patents or patent applications set forth in the Patent Schedule or any trademarks, copyrights or other intellectual property rights of the Company;

            (w) The Company, CNRS, UMII and UDSC are similarly listed, or will be listed, in due course, in the records of corresponding foreign agencies with respect to the foreign counterparts of the foregoing set forth in the Patent Schedule;

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            (x) There are no legal or governmental proceedings pending relating to patents, trade secrets, trademarks, service marks, copyrights or other proprietary information or materials, other than PTO or foreign patent office review of pending applications for patents and trademarks, and no such proceedings are contemplated or, to the knowledge of the Company, threatened by governmental authorities or others;

            (y) The Company and its subsidiaries have diligently prosecuted, and are diligently prosecuting, claims in the patent applications within the Company Intellectual Property, which contain claims covering products of the Company and Drug Candidates or their method of use as described in the table on page 65 of the Prospectus as being under development;

            (z) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their business as presently conducted, including without limitation, all such certificates, authorizations a nd permits required by the United States Food and Drug Administration (the "FDA") or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous substances, except where the failure to possess such certificates, authorizations and permits would not, singly or in the aggregate, have a Material Adverse Effect; neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Effect; the Company and its subsidiaries are in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees governing its business as currently conducted, including without limitation, all regulations prescribed by the FDA or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous substances or materials, except where noncompliance would not, singly or in the aggregate, have a Material Adverse Effect; and to the best knowledge of the Company, other than as set forth in the Prospectus, no prospective change in any applicable federal, state, local or foreign laws, rules or regulations has been adopted which, when made effective, would have a Material Adverse Effect;

            (aa) Each of (i) the Restated and Amended Cooperative Agreement, dated May 7, 2003, between Idenix France, the Company, CNRS, UMII and Novartis (the "CNRS Cooperative Agreement"), (ii) the Cooperative Antiviral Research Activity Agreement, dated January 4, 1999, between Idenix France and UDSC, as amended by the Letter Agreement, dated April 14, 2002, by and between Idenix France and UDSC, and by the Letter Agreement, dated May 8, 2003, and by and among the Company, Idenix France, Novartis and UDSC, and by the Agreement, dated June 30, 2004, by and between the Company and UDSC (the "UDSC Cooperative Agreement"), (iii) the License Agreement, dated December 14, 2000, between the Company and UDSC, as amended by the Letter Agreement, dated April 14, 2002, by and between Idenix France and UDSC, by the Letter Agreement, dated May 8, 2003, by and among the Company, Idenix France, Novartis and UDSC, and by the Agreement, dated June 30, 2004, by and between the Company and UDSC (the "UDSC License Agreement"), (iv) the Development, License and Commercialization Agreement, dated as of May 8, 2003, by and among the Company, Idenix Cayman and Novartis and (v) the Master Manufacturing and Supply Agreement, dated as of May 8, 2003, by and between Idenix Cayman and Novartis, is a valid and binding obligation of the parties thereto and enforceable against such parties in accordance with its terms;

            (ab) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Prospectus;

            (ac) The Company and each of its subsidiaries have all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and have made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use their properties and assets and to conduct their business in the manner in which it is described in the Prospectus, with such exceptions as do not and will not, individually or in the aggregate, have a Material Adverse Effect;

            (ad) The Company and each of its subsidiaries (i) have been in compliance with any and all applicable foreign, federal, state, and local laws, regulations and common law standards of conduct relating to the protection of human health and safety, the environment or hazardous or toxic substances, chemicals, wastes, pollutants and contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective business activities as described in the Prospectus and (iii) are in compliance with all terms and conditions of any such permit, license or approval, (iv) are not liable for costs which have arisen under any Environmental Law for the unlawful release or disposal of any substance regulated pursuant to any Environmental Law; (v) have not received any claim, notice, demand or letter indicating that it may be in violation of, or subject to liability or costs under, any Environmental Law; and
(vi) are not subject to any order, decree, injunction or agreement with any governmental authority or any third party (other than Novartis) concerning obligations or liabilities relating to any Environmental Law; except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals, failure to comply with the terms and conditions of such permits, licenses or approvals or liabilities, claims, orders or agreement, would not, singly or in the aggregate, have a Material Adverse Effect;

            (ae) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to include any securities of the Company with the Shares registered pursuant to the Registration Statement, except as otherwise disclosed in the Prospectus or as have been validly waived in writing by such person in connection with the offering of Shares contemplated hereby;

            (af) Each of the Company and its subsidiaries is not involved in any labor dispute nor, to the best knowledge of the Company, is any such dispute threatened. The Company is not aware that (A) any executive, key employee, key consultant or significant group of employees or consultants of the Company or any subsidiary plans to terminate his or her employment or consulting agreement with the Company or any such subsidiary, or (B) any such executive, key employee or key consultant is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company and its subsidiaries;

            (ag) The offer, issuance and sale of the Novartis Shares to Novartis pursuant to the Novartis Purchase Agreements are exempt from registration under the Act;

            (ah) The Registration Statement, the Prospectus and any Preliminary Prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any Preliminary Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program;

            (ai) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered;

            (aj) In the case of any Participant who is a French resident, such Participant has a personal relationship to the management of the Company of a professional or family nature such that he or she would be deemed a member of a restricted circle of investors (cercle restreint d'investisseurs) as defined in Article L.411-2 of the French Code monetaire et financier and French Decree no. 98-880 dated 1 October, 1998;

            (ak) The Company has not offered, or caused Morgan Stanley or its affiliates to offer, Shares to any person pursuant to the Directed Share Program with the intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products; and

            (al) Under the Research Agreement and License Agreement as amended in 2002, 2003 and 2004, with the University of Cagliari, the Company has the right to take any and all actions which are necessary to enforce or defend Company Intellectual Property rights that are co-owned with and/or licensed from the University of Cagliari under such agreements, and Idenix has the right to join the University of Cagliari as a party plaintiff in any such action. The University of Cagliari has agreed to cooperate, assist and participate, including without limitation as a party plaintiff, in enforcing or defending the Company Intellectual Property rights that are co-owned with and/or licensed from the University of Cagliari under such agreements.

      (ii) Each of the Selling Stockholders severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:

            (a) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, the Custody Agreement and, other than in the case of Biomedical Sciences Investment Fund PTE Ltd. ("Biomedical"), the Power of Attorney hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Custody Agreement and, other than in the case of Biomedical, the Power-of-Attorney and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

            (b) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Custody Agreement and, other than in the case of Biomedical, the Power of Attorney and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the partnership agreement of such Selling Stockholder if such Selling Stockholder is a partnership or the other governing documents of such Selling Stockholder if such Selling Stockholder is not a corporation or a partnership, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder (except for such violations of statutes, orders, rules or regulations which would not reasonably be expected to result in any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, the consolidated financial position, stockholders' equity or results of operations of such Selling Stockholder);

            (c) Such Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, assuming that each Underwriter acquires a securities entitlement (within the meaning of Sections 8-102(a)(17) and 8-501 of the Uniform Commercial Code (the "UCC")) in the Shares transferred by such Selling Stockholder by having such Shares credited to the securities account or accounts of such Underwriter maintained with The Depository Trust Company ("DTC") or another securities intermediary, and makes payment for such Shares as provided in this Agreement, in each case without notice of any adverse claim (within the meaning of Sections 8-105 and 8-502 of the UCC), the Underwriters will acquire such Shares free of any adverse claim (within the meaning of Section 8-102 of the UCC);

            (d) Such Selling Stockholder will comply with the selling restrictions set forth in the Form of Lock-up Agreement attached hereto as Annex III;

            (e) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

            (f) The Preliminary Prospectus and the Registration Statement did not, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will not, contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading solely as a result of the inclusion of a statement or omission of a statement made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein;

            (g) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9, W-8BEN or W-8ECI, as applicable (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

            (h) Certificates in negotiable form representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the "Custody Agreement"), duly executed and delivered by such Selling Stockholder to the Company, as custodian (the "Custodian"), and such Selling Stockholder (other than Biomedical) has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the "Power of Attorney"), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Stockholder's attorneys-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement; and

            (i) The Shares represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder, other than Biomedical, of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

      2. Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at a purchase price per share of $____, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by the Company and each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by allocating such portion among the Selling Stockholders as set forth in the second sentence of the next paragraph, and multiplying such allocated number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in
Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

      The Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to 870,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by each Selling Stockholder as set forth in
Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

      3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

      4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to Goldman, Sachs & Co., through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company and the Custodian to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004 (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on ________, 2004 or such other time and date as Goldman, Sachs & Co., the Company and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co., the Company and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

      (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7 hereof, will be delivered at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

      5. The Company agrees with each of the Underwriters:

            (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

            (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

            (c) As early as practicable on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

            (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

            (e) During the period beginning from the date hereof and continuing to and including the date 180 calendar days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, Stock, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than (i) the Novartis Shares or (ii) pursuant to employee stock option or purchase plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent (the foregoing restriction shall not apply to the filing of a registration statement in respect of Stock provided that the Company obtains the prior written consent of Goldman, Sachs & Co.);

            (f) To use its reasonable best efforts to cause (i) each of the Company's directors, officers, members of senior management and all holders of the Stock to execute and deliver to the Company and to you a lock-up agreement in substantially the form of Annex III attached hereto (the "Lock-up Agreement");

            (g) To furnish or make available to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent registered public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

            (h) During a period of five years from the effective date of the Registration Statement, to furnish or make available to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

            (i) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

            (j) To use its best efforts to list for quotation the Shares on the National Association of Securities Dealers Automated Quotations National Market System ("NASDAQ");

            (k) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

            (l) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

            (m) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the "License"); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

            (n) To place stop transfer orders on any Directed Shares that have been sold to Participants subject to the three month restriction on sale, transfer, assignment, pledge or hypothecation imposed by NASD Regulation, Inc. under its Interpretative Material 2110-1 on free-riding and withholding to the extent necessary to ensure compliance with the three month restrictions; and

            (o) To comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

      6. The Company and each of the Selling Stockholders covenant and agree with one another and with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of reproducing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey;
(iv) all reasonable fees and expenses in connection with listing the Shares on NASDAQ; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program; (vii) the cost of preparing stock certificates; (viii) the cost and charges of any transfer agent or registrar; (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; (x) the reasonable fees and expenses of one counsel for the Selling Stockholders and the fees; and (xi) the fees and expenses of the Attorneys-in-Fact and the Custodian; and (b) such Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder's obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Stockholder other than those paid by the Company pursuant to clause
(a)(x), and (ii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. In connection with clause (b)(ii) of the preceding sentence, Goldman, Sachs & Co. agrees to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse Goldman, Sachs & Co. for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 8 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

      7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

            (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

            (b) Sullivan & Cromwell LLP, U.S. counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

            (c) Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(a) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                  (i) The Company has been duly incorporated and is validly
            existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Prospectus.

                  (ii) Idenix Massachusetts has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Massachusetts; and all of the issued shares of capital stock of Idenix Massachusetts have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned of record by the Company and, to such counsel's knowledge, free and clear of all liens, encumbrances, equities or claims.

                  (iii) The Company has been duly qualified as a foreign
            corporation for the transaction of business and is in good standing under the laws of the Commonwealth of Massachusetts.

                  (iv) The Company has an authorized capitalization as set forth in the Prospectus under the caption "Description of Capital Stock"; at the First Time of Delivery, all the outstanding shares of Stock, and all of the issued shares of capital stock of the Company (including the Shares and the Novartis Shares being delivered at such Time of Delivery) have been duly and validly authorized and issued and are fully paid and non-assessable; and the Shares and the Novartis Shares conform to the description of the Stock contained in the Prospectus under the caption "Description of Capital Stock".

                  (v) To such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that is required by the Act or the rules and regulations thereunder to be described in the Registration Statement or the Prospectus that is not so described; and, to the best of such counsel's knowledge, no such proceedings have been threatened or contemplated by governmental authorities or threatened by others.

                  (vi) This Agreement and the Novartis Purchase Agreements have been duly authorized, executed and delivered by the Company.

                  (vii) The execution, delivery and performance of this
            Agreement and the Novartis Purchase Agreements by the Company, the issue and sale of the Shares and the Novartis Shares being delivered at such Time of Delivery to be sold by the Company and the compliance by the Company with all of the provisions of this Agreement and the Novartis Purchase Agreements and the consummation of the transactions herein and therein contemplated has not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject that was filed as an exhibit to the Registration Statement, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or By-Laws of the Company, as currently in effect and as amended (effective as of the First Time of Delivery), or any applicable U.S. Federal or Massachusetts State law or the Delaware General Corporation Law statute or any order, rule, regulation, judgment or decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, which in such counsel's experience is applicable in transactions of the type contemplated by this Agreement and the Novartis Purchase Agreements.

                  (viii) No consent, approval, authorization, order,
            registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Shares or the Novartis Shares or the consummation by the Company of the transactions contemplated by this Agreement or the Novartis Purchase Agreements under the laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law and the federal laws of the United States of America, except the registration under the Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required by the National Association of Securities Dealers, Inc., or under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and the Novartis Shares by Novartis.

                  (ix) The statements set forth in the Prospectus under the
            captions "Risk Factors - Risks Related to Development, Clinical Testing and Regulatory Approval of Our Drug Candidates", "Business - Pharmaceutical Pricing and Reimbursement", "Business - Regulatory Matters", "Description of Capital Stock", "Shares Eligible for Future Sale", "Material U.S. Federal Tax Consequences for Non-U.S. Holders of Our Common Stock" and "Underwriting", in each case insofar as such statements constitute matters of law or legal conclusions or summarize the terms of agreements, are correct in all material respects.

                  (x) The Company is not and, after giving effect to the
            offering and sale of the Shares and the Novartis Shares being sold by the Company, will not be an "investment company," as such term is defined in the Investment Company Act.

                  (xi) The Registration Statement and the Prospectus and any
            further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder.

            In connection with the preparation of the Registration Statement and the Prospectus, such counsel has participated in conferences with officers and representatives of the Company, counsel for the Underwriters and the independent accountants of the Company, at which conferences such counsel made inquiries of such persons and others and discussed the contents of the Registration Statement and the Prospectus. While the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, subject to the foregoing and based on such participation, inquiries and discussions, no facts have come to such counsel's attention which have caused such counsel to believe that the Registration Statement, as of the effective date (but after giving effect to changes incorporated pursuant to Rule 430A under the Act), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading (except that such counsel expresses no such view with respect to the financial statements, including the notes and schedules thereto, or any other financial or accounting data included therein), or that the Prospectus, as of the date it was filed with the Commission pursuant to Rule 424(b)(4) under the Act or as of the date hereof, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that such counsel expresses no such view with respect to the financial statements, including the notes and schedules thereto, or any other financial or accounting data included therein). Such counsel shall be entitled to rely in respect of their opinion on certain matters of fact upon certificates of officers of the Company or its subsidiaries, and certificates of officers of Novartis, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificates and shall provide you with original signed copies of such certificates.

            (d) Andrea Corcoran, Executive Vice President, Legal and Administration, and general counsel of the Company, shall have furnished to you her written opinion (a draft of such opinion is attached as Annex II(b) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                  (i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company was previously incorporated in the Cayman Islands under the name of Novirio Pharmaceuticals Limited ("Novirio Limited"), which was subsequently changed in the Cayman Islands to Idenix Pharmaceuticals, Inc. The Company domesticated into the State of Delaware from the Cayman Islands under the name of Idenix Pharmaceuticals, Inc. pursuant to Section 388 of the DGCL.

                  (ii) The Company is a party to the UDSC Coorperative Agreement and the UDSC License Agreement, having all of the rights and obligations of Novirio Limited thereunder.

                  (iii) Novirio SARL, a corporation organized under the laws of
            France and which changed its corporate name to Idenix SARL, is an indirect, wholly-owned subsidiary of the Company.

                  (iv) Neither the Company nor Idenix Massachusetts nor, to such counsel's knowledge, Idenix Cayman, Idenix France or Idenix B.V. is in violation of its certificate of incorporation, by-laws, memorandum, articles of association or other governing documents (as applicable) or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other material agreement or material instrument to which it is a party or by which it or any of its properties may be bound.

                  (v) The Registration Statement and any amendments thereto have been duly authorized by and on behalf of the Company and the Registration Statement has been duly executed pursuant to authorization by and on behalf of the Company.

                  (vi) The issue and sale of the Shares and the Novartis Shares being delivered at such Time of Delivery and the compliance by the Company with all of the provisions of this Agreement and the Novartis Purchase Agreements and the consummation of the transactions herein and therein contemplated has not conflicted with or resulted in a breach or violation of any of the terms or provisions of, or constituted a default under, and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or material instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, and which will not affect the validity of the Domestication or the transactions contemplated by this Agreement and the Novartis Purchase Agreements, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or By-Laws of the Company, as currently in effect and as amended (effective as of the First Time of Delivery), or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties.

                  (vii) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (viii) Real property and buildings held under lease by the
            Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

                  (ix) To the best of such counsel's knowledge, none of the
            research and development efforts of the Company's Drug Discovery Network concerning the Drug Candidates has infringed or is infringing any third party patent rights.

                  (x) The statements set forth in the Prospectus under the
            captions "Risk Factors - Risks Related to Our Relationship with Novartis", "Business - Collaborations", "Relationship with Novartis", "Management", "Certain Relationships and Related Party Transactions", "Description of Capital Stock" and "Shares Eligible for Future Sale", insofar as they purport to describe the provisions of the laws and documents referred to therein, are correct in all material respects.

            In connection with the preparation of the Registration Statement and the Prospectus, such counsel has participated in conferences with officers and representatives of the Company, counsel for the Underwriters and the independent accountants of the Company, at which conferences such counsel made inquiries of such persons and others and discussed the contents of the Registration Statement and the Prospectus. While the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, subject to the foregoing and based on such participation, inquiries and discussions, no facts have come to such counsel's attention which have caused such counsel to believe that the Registration Statement, as of the effective date (but after giving effect to changes incorporated pursuant to Rule 430A under the Act), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading (except that such counsel expresses no such view with respect to the financial statements, including the notes and schedules thereto, or any other financial or accounting data included therein), or that the Prospectus, as of the date it was filed with the Commission pursuant to Rule 424(b)(4) under the Act or as of the date hereof, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that such counsel expresses no such view with respect to the financial statements, including the notes and schedules thereto, or any other financial or accounting data included therein).

            (e) King & Spalding LLP, special patent counsel for the Company, shall have furnished to the Representatives such written opinion or opinions, dated each Time of Delivery, in the form of Annex II(c) hereto or otherwise in form and substance satisfactory to the Representatives.

            (f) Wilmer Cutler Pickering Hale and Dorr LLP, special patent counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(d) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                  (i) The United States Patent and Trademark Office and/or a
            United States court of competent jurisdiction, properly apprised of the relevant law and facts, should find that claim 1 of U.S. Patent Application Serial Number 09/879,854, filed June 12, 2001, as published as U.S. Patent Application Publication US 2002/0107221 A1, is unpatentable under current U.S. patent law.

                  (ii) The United States Patent and Trademark Office and/or a
            United States court of competent jurisdiction, properly apprised of the relevant law and facts, should find that the disclosure of U.S. Application Serial Number 09/879,854, filed June 12, 2001 or 09/112,878, filed July 9, 1998 or 08/485,716, filed June 7, 1995 or
            08/320,461, filed October 7, 1994 does not provide adequate written description as required by 35 U.S.C. Section 112, first paragraph, under current United States patent law, to support the proposed claims provided to the Company's General Counsel at a meeting held on January 26, 2004, which claims are attached hereto as Exhibit A and discussed on page 27 of the Prospectus.

                  (iii) The United States Patent and Trademark Office and/or a
            United States court of competent jurisdiction, properly apprised of the relevant law and facts, should find that neither U.S. Application Serial Number 09/879,854 nor WO 96/40164 anticipates under 35 U.S.C.Section 102 or renders obvious under 35 U.S.C.Section 103, under current United States law, any claim of U.S. Patent Nos. 6,566,344, 6,444,652, 6,395,716, and 6,569,837 that recites the use of telbivudine for the treatment of HBV.

            (g) Kahn & Associes, special French counsel for the Company, shall have furnished to the Representatives such written opinion or opinions, dated each Time of Delivery, in the form of Annex II(e) hereto or otherwise in form and substance satisfactory to the Representatives.

            (h) Bird & Bird, special Italian counsel for the Company, shall have furnished to the Representatives such written opinion or opinions, dated each Time of Delivery, in the form of Annex II(f) hereto or otherwise in form and substance satisfactory to the Representatives.

            (i) The respective counsel for each of the Selling Stockholders, as indicated in Schedule II hereto, each shall have furnished to you their written opinion with respect to each of the Selling Stockholders for whom they are acting as counsel (a draft of each such opinion is attached as Annex II(g) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                  (i) A Custody Agreement and, other than in the case of
            Biomedical, a Power-of-Attorney have been duly executed and delivered by such Selling Stockholder. The Power-of-Attorney constitutes a valid and binding instrument of such Selling Stockholder (other than Biomedical) in accordance with its terms and the Custody Agreement constitutes a valid and binding agreement of such Selling Stockholder in accordance with its terms;

                  (ii) This Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder; and the sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Power-of-Attorney (other than in the case of Biomedical), and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not (a) result in a breach or violation of any terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (b) result in any violation of the provisions of the certificate of incorporation or by-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the partnership agreement of such Selling Stockholder if such Selling Stockholder is a partnership or the other governing documents of such Selling Stockholder if such Selling Stockholder is not a corporation or a partnership, or any order known to such counsel of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder, or (c) conflict or violate any applicable law or any rule or regulation of any governmental agency or body having jurisdiction over such Selling Stockholder;

                  (iii) No consent, approval, authorization or order of any
            court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the Shares to be sold by such Selling Stockholder hereunder, except such as have been obtained under the Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of such Shares by the Underwriters;

                  (iv) Immediately prior to such Time of Delivery, such Selling
            Stockholder had good and valid title to the Shares to be sold at such Time of Delivery by such Selling Stockholder under this Agreement, free and clear of all liens, encumbrances, equities or claims, and full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder; and

                  (v) Upon (i) receipt by DTC or a nominee (other than a
            securities intermediary) acting on its behalf, of each of the stock certificates representing the Shares to be sold by such Selling Stockholder, duly indorsed in blank or together with stock powers duly executed in blank, (ii) the crediting by DTC of such Shares to securities accounts of each of the Underwriters by book entries, and
            (iii) payment for such Shares by each of the Underwriters pursuant to this Agreement, and assuming that neither DTC nor any of the Underwriters has notice of any adverse claim to such Shares, then
            (A) DTC will be a protected purchaser of such Shares, (B) each Underwriter will acquire a valid security entitlement in respect of such Shares credited to its securities account, and (C) no action based on an adverse claim to any of such Shares credited to such Underwriter's account may be asserted against such Underwriter with respect to such securities entitlement.

                  In rendering the opinion in paragraph (iv), such counsel may rely upon a certificate of such Selling Stockholder in respect of matters of fact as to ownership of, and liens, encumbrances, equities or claims on, the Shares sold by such Selling Stockholder, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificate;

            (j) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

            (k) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

            (l) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities, if any are outstanding, by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities, if any are outstanding;

            (m) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company's securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

            (n) The Shares to be sold at such Time of Delivery shall have been duly listed for quotation on NASDAQ subject to notice of issuance;

            (o) The Company has obtained and delivered to the Underwriters executed copies of the Lock-up Agreement from each of the directors, officers, members of senior management, of the Company and stockholders of the Company who collectively own substantially all of the Stock in form and substance satisfactory to the Underwriters;

            (p) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

            (q) The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of the Company signed by officers of the Company and of the Selling Stockholders (or, if a Selling Stockholder is an individual, signed by the Selling Stockholder), respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (k) of this Section and as to such other matters as you may reasonably request.

      8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any reasonable legal or other expenses incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

      (b) Each of the Selling Stockholders will, severally and not jointly, indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein; provided, further, that the liability of such Selling Stockholder pursuant to this subsection 8(b) shall not exceed the product of (a) the number of shares sold by such Selling Stockholder pursuant to this Agreement, including any Optional Shares, and (b) the initial public offering price of the Shares as set forth on the cover page of the Prospectus.

      (c) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

      (d) Promptly after receipt by an indemnified party under subsection (a),
(b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

      (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a),
(b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Stockholder shall be required to contribute in excess of an amount equal to the product of (i) the number of shares sold by such Selling Stockholder, including any Optional Shares, and (ii) the initial public offering price of the Shares as set forth on the cover page of the Prospectus. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

      (f) The obligations of the Company and the Selling Stockholders under this
Section 8 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

      9. (a) The Company agrees to indemnify and hold harmless Morgan Stanley and its affiliates and each person, if any, who controls Morgan Stanley or its affiliates within the meaning of either Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934 ("Morgan Stanley

Entities"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any reasonable legal or other expenses incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant has agreed to purchase; or
(iii) related to, arising out of, or in connection with the Directed Share Program other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.

      (b) In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 9(a), the Morgan Stanley Entity seeking indemnity shall promptly notify the Company in writing and the Company, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (I) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities. Any such firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Morgan Stanley Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Morgan Stanley Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.

      (c) To the extent the indemnification provided for in Section 9(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company, in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 9(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(c)(i) above but also the relative fault of the Company on the one hand and of the Morgan Stanley

Entities on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares, bear to the aggregate initial public offering price of the Shares as set forth on the cover page of the Prospectus. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact, the relative fault of the Company on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Morgan Stanley Entities and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      (d) The Company and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(c). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The remedies provided for in this
Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Morgan Stanley Entity at law or in equity.

      (e) The indemnity and contribution provisions contained in this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

      10. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Stockholders shall have the right to postpone a Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your reasonable opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

      (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

      (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

      11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

      12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 6, 8 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6, 8 and 9 hereof.

      13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

      All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

      14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 8 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

      15. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

      16. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      17. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

      18. The Company and the Selling Stockholders are authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

      If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel and the Custodian, counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

      Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power-of-Attorney which authorizes such Attorney-in-Fact to take such action.

                                  Very truly yours,

                                  Idenix Pharmaceuticals, Inc.

                                  By: ..........................................
                                      Jean-Pierre Sommadossi, Ph.D.
                                      President, Chief Executive Officer and
                                        Chairman of the Board of Directors


                                  Adroit Private Equity (Offshore) Ltd.
                                  BB BioVentures L.P.
                                  Cloppenburg Automobil AG
                                  Cloppenburg Immobil AG
                                  Robert Flammang
                                  Hanseatic Americas LDC
                                  KB Lux Venture Capital Fund - Biotechnology
                                  Peter Merz
                                  MPM Asset Management Investors 1998 LLC
                                  MPM Bioventures Parallel Fund, L.P.
                                  Nomura International plc
                                  TVM V Life Sciences Ventures GmbH & Co. KG
                                  TVM Medical Ventures GmbH & Co. KG

                                  By: ..........................................
                                      Jean-Pierre Sommadossi, Ph.D.
                                      President, Chief Executive Officer and
                                        Chairman of the Board of Directors
                                      As Attorney-in-Fact acting on
                                        behalf of each of the Selling
                                        Stockholders named in Schedule II
                                        to this Agreement.

                                  Biomedical Sciences Investment Fund PTE Ltd.

                                  By: ..........................................
                                      Name:
                                      Title:

Accepted as of the date hereof:

Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
Bear Stearns & Co. Inc.

By: ..............................................
               (Goldman, Sachs & Co.)

    On behalf of each of the Underwriters

                                   SCHEDULE I

                                                                                                NUMBER OF OPTIONAL
                                                                                                   SHARES TO BE
                                                                        TOTAL NUMBER OF            PURCHASED IF
                                                                          FIRM SHARES             MAXIMUM OPTION
                            UNDERWRITER                                 TO BE PURCHASED              EXERCISED
                            -----------                                 ---------------              ---------
Goldman, Sachs & Co...............................................
Morgan Stanley & Co. Incorporated.................................
Bear Stearns & Co. Inc. ..........................................
                                                                          ---------                   -------
                    Total...........................................      5,800,000                   870,000
                                                                          =========                   =======

                                   SCHEDULE II

                                                                                                 NUMBER OF OPTIONAL
                                                                                                    SHARES TO BE
                                                                          TOTAL NUMBER OF             SOLD IF
                                                                            FIRM SHARES            MAXIMUM OPTION
                                                                             TO BE SOLD               EXERCISED
                                                                             ----------               ---------
The Company .................................................               4,600,000                    ____
      The Selling Stockholders:
              Adroit Private Equity (Offshore) Ltd.(a) ......                 156,119                 113,186
              BB BioVentures L.P.(b) ........................                 462,317                 335,180
              Biomedical Sciences Investment Fund PTE Ltd.(c)                 156,119                 113,186
              Cloppenburg Automobil AG(d) ...................                  24,354                  17,657
              Cloppenburg Immobil AG(d) .....................                  14,613                  10,594
              Robert Flammang(b) ............................                   1,932                   1,401
              Hanseatic Americas LDC(e) .....................                  86,957                  63,043
              KB Lux Venture Capital Fund - Biotechnology(f)                   34,409                  24,947
              Peter Merz(g) .................................                   9,741                   7,063
              MPM Asset Management Investors 1998 LLC(b)                        5,846                   4,239
              MPM Bioventures Parallel Fund, L.P.(b) ........                  40,208                  29,151
              Nomura International plc(f) ...................                 100,277                  72,700
              TVM V Life Sciences Ventures GmbH & Co. KG(d)                    41,746                  30,267
              TVM Medical Ventures GmbH & Co. KG(d) .........                  65,361                  47,387
                                                                            ---------                 -------
         Total.....................................................         5,800,000                 870,000
                                                                            =========                 =======

(a) This Selling Stockholder is represented by Palmer & Dodge LLP, 111 Huntington Avenue, Boston, Massachusetts 02199-7613, and Maples and Calder, Ugland House, South Church Street, Grand Cayman, Cayman Islands, and has appointed Jean-Pierre Sommadossi and Andrea J. Corcoran, and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

(b) This Selling Stockholder is represented by Palmer & Dodge LLP, 111 Huntington Avenue, Boston, Massachusetts 02199-7613, and has appointed Jean-Pierre Sommadossi and Andrea J. Corcoran, and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

(c) This Selling Stockholder is represented by Palmer & Dodge LLP, 111 Huntington Avenue, Boston, Massachusetts 02199-7613, and the General Counsel of such Selling Stockholder.

(d) This Selling Stockholder is represented by Palmer & Dodge LLP, 111 Huntington Avenue, Boston, Massachusetts 02199-7613, and Holme Roberts & Owen, Maximilianstrasse 34, D-808539, Munich, Germany, and has appointed Jean-Pierre Sommadossi and Andrea J. Corcoran, and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

(e) This Selling Stockholder is represented by Palmer & Dodge LLP, 111 Huntington Avenue, Boston, Massachusetts 02199-7613, McCarter and English, LLP, Four Gateway Center, 100 Mulberry Street, Newark, NJ 07102, and Lennox Paton, Fort Nassau Centre, Nassau, The Bahamas, and has appointed Jean-Pierre Sommadossi and Andrea J. Corcoran, and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

(f) This Selling Stockholder is represented by Palmer & Dodge LLP, 111 Huntington Avenue, Boston, Massachusetts 02199-7613, and the General Counsel of such Selling Stockholder, and has appointed Jean-Pierre Sommadossi and Andrea J. Corcoran, and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

(g) This Selling Stockholder is represented by Palmer & Dodge LLP, 111 Huntington Avenue, Boston, Massachusetts 02199-7613, and ________, and has appointed Jean-Pierre Sommadossi and Andrea J. Corcoran, and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

                                                                         ANNEX I

                             FORM OF COMFORT LETTER
                 IN RELATION TO THE COMPANY AND ITS SUBSIDIARIES

      Pursuant to Section 7(j) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

            (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

            (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the representatives of the Underwriters (the "Representatives") and are attached hereto;

            (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon copies of which and are attached hereto and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that cause them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

            (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

            (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

            (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                  (A) (i) the unaudited consolidated statements of income,
            consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

                  (B) any other unaudited income statement data and balance
            sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

                  (C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

                  (D) any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                  (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                  (F) for the period from the date of the latest financial
            statements included in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

      (vii) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                                                                     ANNEX II(A)

          FORM OF OPINION OF WILMER CUTLER PICKERING HALE AND DORR LLP

                            (COUNSEL TO THE COMPANY)

                                                                     ANNEX II(B)

                FORM OF OPINION OF GENERAL COUNSEL OF THE COMPANY

                                                                     ANNEX II(C)

                     FORM OF OPINION OF KING & SPALDING LLP

                     (SPECIAL PATENT COUNSEL TO THE COMPANY)

                                                                   _______, 2004

Goldman, Sachs & Co.,
Morgan Stanley & Co. Incorporated,
Bear Stearns & Co. Inc.,
  As representatives of the several Underwriters
   named in Schedule I to the Underwriting Agreement, c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

      We are and have been patent counsel to Idenix Pharmaceuticals, Inc., a Delaware corporation, formerly Novirio Pharmaceuticals Limited, an exempted company incorporated in the Cayman Islands with limited liability (the "Company"), and we represent the Company in connection with the sale by the Company and the Selling Stockholders named in Schedule II to the Underwriting Agreement (the "Selling Stockholders") to the Underwriters named in Schedule I to the Underwriters Agreement (the "Underwriters") of an aggregate of ______ shares (the "Firm Shares") and, at the election of the Underwriters, up to ______ additional shares (the "Optional Shares" and, together with the Firm Shares, the "Shares") of common stock, par value $0.001 per share ("Stock"), of the Company. This opinion is being rendered to you pursuant to Section 7(e) of the Underwriting Agreement in connection with the closing of the sale of the Shares. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Underwriting Agreement, dated _______, 2004, among the Company, the Selling Stockholders and you, as representatives of the Underwriters.

      The Company has asked us to review the statements in the Registration Statement and Prospectus under the captions "Risk Factors - Risks Related to Patents and Licenses" and "Business - Patents and Licenses." We have made this review, and provide our opinion with respect to these sections below. We have not been asked to review or comment on any other sections of the Registration Statement or Prospectus, regardless of whether they explicitly or implicitly refer to intellectual property or patents in particular.

      We are not experts in French law, and thus this letter does not provide any opinion on matters under French law. A separate opinion concerning the agreements and relationship among the Company, Centre National de la Recherche Scientifique ("CNRS") and the University of Montpellier is provided directly to the addressees by Kahn & Associes, Paris, France.

      We are likewise not experts in Italian law, and thus this letter does not provide any opinion on matters under Italian law. A separate opinion concerning the agreements and relationship between the Company and the University of Cagliari is provided directly to the addressees by Mr. Mostardini of Bird & Bird, Milan, Italy.

      We have advised the Company and the Underwriters that we represent Emory University in connection with the prosecution of a series of patents and patent applications claiming priority to

U.S.S.N. 08/485,716 and WO 96/40164, co-owned by Emory University, The University of Alabama Research Foundation ("UABRF") and CNRS. As described in the Registration Statement and Prospectus, UABRF has notified the Company that it believes that it can present and obtain patent claims broadly covering the use of telbivudine to treat hepatitis B from patent applications claiming priority to U.S.S.N. 08/485,716 or WO 96/40164. While King & Spalding LLP is not prosecuting and will not prosecute such claims, this dispute places King & Spalding LLP in a potential conflict of interest. Therefore, King & Spalding LLP does not address or provide any opinion on (i) the patentability of claims covering the use of telbivudine to treat hepatitis B from patent applications claiming priority to U.S.S.N. 08/485,716 or WO 96/40164; (ii) the Company's license of or potential infringement of claims covering the use of telbivudine to treat hepatitis B from patent applications claiming priority to U.S.S.N. 08/485,716 or WO 96/40164; (iii) any claim of ownership of Company patents or patent applications covering the use of telbivudine to treat hepatitis B by Emory, UABFR, The University of Alabama ("UAB") or CNRS or (iv) potential arbitration or litigation between the Company and Emory, UABFR, The University of Alabama ("UAB") or CNRS relating to patent applications or patents claiming priority to U.S.S.N. 08/485,716 or WO 96/40164.

      We are familiar with (a) the Company's five licensed and co-owned proposed drug products as described in the table on page 65 of the Registration Statement and Prospectus ("Drug Candidates"); and (b) the patents and pending patent applications co-owned by and/or licensed by the Company covering the Drug Candidates, which are set forth in the patent schedule provided to the addressees by letter issued by King & Spalding LLP on the date of this opinion (the "Patent Schedule"). The Patent Schedule has one or more pending patent applications or issued patents that disclose and contain claims that cover each of the Company's Drug Candidates or their use as described in the table on page 65 of the Registration Statement and Prospectus.

      Except as described above or as disclosed in the Registration Statement or
Prospectus:

            (i) To our best knowledge:

                  (A) none of the pending patent applications set forth in the Patent Schedule provided to the addressees on the date of issue of this opinion claiming any of the Drug Candidates or their use, as appropriate, is under final rejection in the United States or subject to an appellate process outside the United States, other than as disclosed in Schedule (i)(A);

                  (B) no issued third party U.S. patent dominates or interferes with any issued patent or pending application set forth in the Patent Schedule claiming any of the Drug Candidates and/or their use, other than as disclosed in Schedule (i)(B);

                  (C) no third party U.S. patent application, if issued, will dominate or interfere with any claim of any of the HBV Drug Candidates (also referred to as telbivudine and valtorcitabine) and/or their use in any issued patent or pending application set forth in the Patent Schedule;

                  (D) no third party U.S. patent application, if issued, will dominate or interfere with any claim of any of the HCV Drug Candidates (also referred to as NM 283 and NV-08B) and/or their use in any issued patent or pending application set forth in the Patent Schedule and except as disclosed in Schedule (i)(D);

                  (E) no claim of a third party U.S. patent or patent application, if issued, will be infringed by any of the HBV Drug Candidates and/or their use;

                  (F) no claim of a third party U.S. patent or patent application, if issued, will be infringed by any of the HCV Drug Candidates and/or their use except as disclosed in the Registration Statement and Prospectus under the captions "Risk Factors - Risks Related to Patents and Licenses" and "Business - Patents and Licenses and further in Schedule (i)(F);

                  (G) there are no third party claims of inventorship, ownership interest or lien with respect to any of the issued patents or pending applications set forth in the Patent Schedule, other than as disclosed in Schedule (i)(G);

                  (H) the Company's co-assignees and licensors have not received any notice of infringement of or conflict with the patent rights of any third party pertaining to the discovery or development of the Drug Candidates on page 65 of the Registration Statement;

                  (I) neither the Company nor any of its subsidiaries, co-assignees or licensors is infringing or otherwise violating any patent rights of others in the discovery or development of the Drug Candidates on page 65 of the Registration Statement;

                  (J) no third party is infringing any of the Company's or its subsidiaries' or its licensors' issued patents set forth in the Patent Schedule except as described in Schedule (i)(J);

                  (K) no third party would be infringing any of the Company's or its subsidiaries' or its licensors' claims in pending applications covering Drug Candidates set forth in the Patent Schedule, if issued, except as disclosed in the Registration Statement and Prospectus under the captions "Risk Factors - Risks Related to Patents and Licenses," "Business - Patents and Licenses" and "Business - Competition";

                  (L) there are no contracts or other documents material to the Company's or its subsidiaries' issued patents or pending applications set forth in the Patent Schedule other than those described in the Registration Statement and Prospectus;

                  (M) with respect to U.S. law only, and specifically excepting all matters under French or Italian law or opined on by Special French Counsel and Special Italian Counsel, the Company (either directly or through any of its subsidiaries) has valid, binding and enforceable licenses ("clear title") to all of the issued patents or pending applications set forth in the Patent Schedule used to develop and sell its Drug Candidates in the manner in which it is described in the Registration Statement and Prospectus;

                  (N) with respect to U.S. law only, and specifically excepting all matters under French or Italian law or opined on by Special French Counsel and Special Italian Counsel, no facts exist which would preclude the Company or its subsidiaries from having clear title to the issued patents or pending applications set forth in the Patent Schedule;

                  (O) the Company, the Company's subsidiaries, co-assignees and licensors have complied with the required duty of candor and good faith in dealing with the PTO, including the duty to disclose to the PTO all information believed to be material to the patentability of the issued patents and pending U.S. patent applications set forth in the Patent Schedule;

                  (P) there are no facts that would form the basis for a belief that the Company and its subsidiaries lack any rights or licenses to use the issued patents and pending U.S. patent applications set forth in the Patent Schedule and to develop and sell Drug

         Candidates as described or proposed by the Company in the Registration Statement and Prospectus;

                  (Q) there are no facts which would form a basis for a belief that the issued patents and pending U.S. patent applications set forth in the Patent Schedule is unenforceable or invalid, or would be unenforceable or invalid if issued as patents;

                  (R) there is no threatened action, suit, proceeding or claim by others that the Company and its subsidiaries is infringing any patent right of a third party other than as disclosed on Schedule
         (i)(R);

                  (S) there is no other entity or individual that has any rights, title or interest in any of the issued patents and pending U.S. patent applications other than those listed in the Patent Schedule;

                  (T) the issued patents set forth in the Patent Schedule claim patentable subject matter under the United States patent laws encompassing the Drug Candidates and/or their use as described in the Registration Statement and Prospectus;

                  (U) the pending applications set forth in the Patent Schedule disclose or claim patentable subject matter under the United States patent laws encompassing the Drug Candidates and/or their use as described in the Registration Statement and Prospectus; and

                  (V) the U.S. government does not have any right in telbivudine or valtorcitabine or their use to treat hepatitis.

            (ii) The Company and its subsidiaries have one or more pending patent applications or issued patents that disclose and contain claims that cover each of the Drug Candidates or their use as described on page 65 in the Registration Statement and the Prospectus;

            (iii) Each of the issued patents and pending U.S. patent applications set forth in the Patent Schedule was properly filed and is being diligently prosecuted;

            (iv) Except as disclosed on Schedule (iv), the Company, its subsidiaries and licensors, as appropriate, are, or will be in the normal course of prosecution, identified in the records of the PTO as the holders of record of the U.S. patents and patent applications set forth in the Patent Schedule; the Company, its subsidiaries and licensors are similarly identified in the records of corresponding foreign agencies with respect to the foreign counterparts of the foregoing as set forth in the Patent Schedule; and the issued patents and patent applications as set forth in the Patent Schedule have been assigned to the Company, its subsidiaries or licensors as appropriate;

            (vi)The Company and its subsidiaries have not received any written notice of infringement of or conflict with the rights of any third party with respect to any patents;

            (vii) There are no legal or governmental proceedings pending against the Company or its subsidiaries, or to such counsel's knowledge, against their co-assignees or licensors, relating to the issued patents and patent applications as set forth in the Patent Schedule, other than PTO review of pending applications for patents, and no such proceedings are threatened or contemplated by governmental authorities or others;

            (viii) King & Spalding LLP has complied with the required duty of candor and good faith in dealing with the PTO, including the duty to disclose to the PTO all information believed to be material to the patentability of the issued patents and pending U.S. patent applications set forth in the Patent Schedule;

            (ix)The statements set forth in the Prospectus under the captions "Risk Factors - Risks Related to Patents and Licenses" and "Business - Patents and Licenses", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair; and

            (x) There is no pending action, suit, proceeding or claim by others that the Company or any of its subsidiaries is infringing or otherwise violating any patent right of a third party.

      We have reviewed the portions of the Registration Statement and Prospectus under the captions "Risk Factors -- Risks Related to Patents and Licenses" and " Business - Patents and Licenses" and any further amendments and supplements thereto made by the Company prior to ______, 2004, that concern the issued patents and patent applications set forth in the Patent Schedule and including licenses and other agreements concerning the patent and patent applications set forth in the Patent Schedule, and we have no reason to believe that such portions of either the Registration Statement or the Prospectus or any such further amendment or supplement thereto contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein that concern such rights not misleading.

      This opinion speaks as of the date of its delivery and speaks to U.S. law only. We undertake no obligation to update any of the matters addressed herein. This opinion is furnished by us for the sole benefit of the addressees hereof in connection with the transaction contemplated by the Underwriting Agreement. The addressees may not rely on this opinion in connection with any other transaction and no other person or entity shall be entitled to rely on this opinion for any purpose without our express written consent.


                                          -----------------------------
                                          King & Spalding LLP

                                                                     ANNEX II(D)

          FORM OF OPINION OF WILMER CUTLER PICKERING HALE AND DORR LLP

                     (SPECIAL PATENT COUNSEL TO THE COMPANY)

                                                                     ANNEX II(E)

                       FORM OF OPINION OF KAHN & ASSOCIES

                     (SPECIAL FRENCH COUNSEL TO THE COMPANY)

                                                                   _______, 2004

GOLDMAN, SACHS & CO.,
MORGAN STANLEY & CO. INCORPORATED,
BEAR STEARNS & CO. INC.,
AS REPRESENTATIVES OF THE SEVERAL UNDERWRITERS
NAMED IN SCHEDULE I HERETO,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004

Ladies and Gentlemen:

      We act as special counsel under French law to Idenix Pharmaceuticals, Inc., a Delaware Corporation ("IDENIX") in connection with the issuance and sale by Idenix and the sale by the selling stockholders to the Underwriters named in
Schedule I to the Underwriting Agreement (as defined below) (the "UNDERWRITERS") of an aggregate of ______ shares (the "FIRM SHARES") and, at the election of the Underwriters, up to ______ additional shares (the "OPTIONAL SHARES") of common stock, par value $0.001 per share ("STOCK"), of Idenix. We have been asked by Idenix to render this opinion pursuant to Section 7(g) of the Underwriting Agreement, dated ____, 2004, among Idenix, the selling stockholders named in
Schedule II therein ("SELLING STOCKHOLDERS") and Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and Bear Stearns & Co. Inc., as representatives of the Underwriters. Capitalized terms not otherwise defined herein shall have the meanings given to them in the reviewed documents, as listed.

         Documents Reviewed

      For the purpose of rendering this opinion, Idenix has asked us to review copies of the following documents, collectively referred to herein as the "DOCUMENTS":

      1. A copy of the Registration Statement under the Securities Act of 1933 for Idenix (the "REGISTRATION STATEMENT") together with a Prospectus (the "PROSPECTUS") as filed with the Securities and Exchange Commission on_______, 2004, under registration number 333-111157, it being understood that we have only examined the following portions of the Registration Statement and Prospectus to the extent they relate to the Cooperative Agreement (as defined below) (the "REVIEWED PORTIONS"):

            (i) "Risk Factors - Risks Related to Patents and Licenses" under the subheading "If any of our agreements that grant us exclusive right to make, use and sell our drug candidates are terminated, we may be unable to develop or commercialize our drug candidates" (pages [_______]),

            (ii) "Business - Patents and Licenses - CNRS and the University of Montpellier" pages [_________].

         We have not been asked to review or comment on any other sections of the Registration Statement or Prospectus.

      2. A copy of the certificate of incorporation ("extrait K-bis") and updated bylaws (statuts) of Idenix SARL ("IDENIX SARL"), dated ______, 2004.

      3. [References to corporate authorizations to be inserted]

      4. An executed copy of the Cooperative Laboratory Agreement effective as of January 1, 1999 (CNRS Agreement # 751272/00), as amended by the supplemental Agreements dated May 17, 2001 (First Amendment # 751272/01) and April 11, 2002 (Second Amendment # 751272/02),
         (together, the "ORIGINAL COOPERATIVE AGREEMENT").

      5. An executed copy of the Restated and Amended Cooperative Agreement dated as of May 7, 2003 (the "COOPERATIVE AGREEMENT") among Idenix SARL, acting for itself and in the name and on behalf of Idenix Pharmaceuticals, Inc., Centre National de la Recherche Scientifique ("CNRS"), the University of Montpellier II ("UMII"; collectively with the CNRS, the "ORGANIZATION") and Novartis Pharma AG.

         Assumptions

         Our opinion, herein expressed, is given solely as to circumstances existing on the date hereof and known to us and is limited to the laws of France as the same are in force at the date hereof. In giving this opinion, we have relied upon the following assumptions and qualifications, which we have not independently verified:

         (a) The Cooperative Agreement has been duly authorized, executed and delivered by or on behalf of CNRS and UMII;

         (b) The Cooperative Agreement submitted to us as a copy or obtained by us by telecopy or in electronic form is complete and conforms to the original thereof;

         (c) The signatures of all parties on the Cooperative Agreement are genuine;

         (d) The Cooperative Agreement has not been amended;

         (e) The Underwriting Agreement does not expand, modify or otherwise affect the terms of the Cooperative Agreement or the respective rights or obligations of the parties thereunder;

         (f) CNRS and UMII each has all requisite capacity, power, authority and legal right and is duly authorized under all applicable laws, regulations and governing documents to enter into, execute and deliver the Cooperative Agreement and perform its respective obligations under the Cooperative Agreement;

         (g) CNRS and UMII is each validly existing and in good standing in all necessary jurisdictions; and in particular the CNRS has obtained and maintained valid authorization and approval from the French Ministry in charge of research to conduct its activity as a French scientific and technologic public entity (etablissement public a caractere scientifique et technologique) and UMII has obtained and maintained valid authorization and approval from the French Ministry in charge of universities to conduct its activity as a French cultural and professional public entity (etablissement public a caractere culturel et professionnel);

         (h) Any authorizations, approvals, consents, orders or filings with any authority, agency, or court required to be obtained or made by any party to the Cooperative Agreement in any jurisdiction (other than France) in order to execute, deliver, perform the Cooperative Agreement have been duly obtained;

         (i) There has been no material mutual mistake as to the material terms and conditions of the negotiation, execution and delivery of the Cooperative Agreement;

         (j) There has been no material fraud, fraudulent misrepresentation or retention of information (reticence dolosive), or swindling (manoeuvres frauduleuses) of any party to the Cooperative Agreement, nor undue influence on the consent of any such party; and

         (k) There has been no material duress, physical or moral constraints to the consent of any party to the Cooperative Agreement nor abuse of rights (abus de droits) by any such party to convince the other party to execute the Cooperative Agreement.

         Qualifications

         The opinion hereafter expressed is subject to the following further qualifications:

         (i) We are members of the Bar of Paris, France, and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of France as the same are in force on the date hereof and we have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction, including the securities laws of the United States or any political subdivision thereof or of any foreign jurisdiction. Moreover, we have not considered the offering of securities provided for in the Registration Statement and Prospectus under applicable French law.

         (ii) We are giving no opinion as to the validity or enforceability of any patent or other intellectual property right developed pursuant to the Cooperative Agreement.

         (iii) A French court may require proof that (A) Idenix SARL is the duly appointed agent for Idenix, in bringing or defending infringement actions, (B) Idenix SARL has notified the other co-owners of the intellectual property rights that are involved in such legal action.

         (iv) We express no opinion as to (i) the effect of any bankruptcy (redressement judiciaire) or liquidation (liquidation judiciaire), insolvency (cessation des paiements, insolvabilite), reorganization plan (plan de continuation ou de cession), arrangement (reglement amiable des difficultes), moratorium (moratoire de paiments) or similar laws relating to or affecting the rights of creditors and secured parties (including, without limitation, the effect of statutes regarding fraudulent conveyances, fraudulent transfers and preferential transfers as provided by Volume VI of the French Commercial Code, Section L611-1 through L628-3), or (ii) the effect of the exercise of judicial discretion, including without limitation, requirements of good faith, honesty, cooperation, morality

(bonnes moeurs), reasonableness (i.e. action in bon pere de famille), free and informed consent, public order, fair dealing and adequate consideration given in respect of the obligations undertaken, or (iii) the effect of delay in the execution of its obligation by each party to the Cooperative Agreement, or (iv) the effect of any determination that the Cooperative Agreement is subject to mandatory provisions of administrative law (droit public).

         (v) Specific performance, injunctive relief or other equitable remedies as understood in common-law systems are generally not available under French law. Although French law does provide for certain remedies having an injunctive effect (for example, "condamnation a execution sous astreintes" or replacement or rebate "refaction"), these remedies are generally not available for agreements providing for an obligation to do something (obligation de faire), for which the remedy is normally limited to damages.

         (vi) We are not opining as to any of the other agreements referred to in the Cooperative Agreement, including in particular the "Development, License and Commercialization Agreement."

         Opinion

         Based on the foregoing and subject to such legal or other qualifications as we have considered relevant and as stated herein and subject to any matters not disclosed to us, we are of the opinion that, in so far as the present laws of France are concerned:

         (i) Idenix SARL, the successor-in-interest to Novirio SARL, is validly existing as a corporation in good standing under the laws of France.

         (ii) The Cooperative Agreement is governed by French law and is a valid, binding and enforceable contract under French law.

         (iii) The Cooperative Agreement incorporates all of the substantive provisions of the Original Cooperative Agreement.

         (iv) Under the Cooperative Agreement, Idenix SARL has the exclusive world-wide right to exploit, directly or indirectly, the Results obtained in the Exploitation Field within the framework of the Cooperative Agreement, which includes, without limitation, the right to make, have made, use, sell, offer for sale and import the Results, whether or not patented, of the Cooperative Laboratory in the Exploitation Field, either directly or indirectly, for all commercial purposes, and the right to enter into license agreements and collaborations on its own, or through its affiliates, with third parties, to authorize such third parties to make, use, sell, offer for sale and import said Results for all commercial purposes, which right is enforceable under French law and requires no further authorization from the Organization to be exercised by Idenix SARL. The foregoing rights include the right for Idenix SARL to authorize third parties to license the Results.

         (v) Idenix SARL has the first, full and sole right to enforce or defend any patent obtained covering Results at its sole expense, and the Organization agrees to cooperate, assist, and participate in any litigation that Idenix or Idenix SARL deems necessary or desirable to enforce or defend such patents, which right is enforceable under French law.

         (vi) The Reviewed Portions of the Registration Statement and Prospectus, insofar as they purport to describe the provisions of the Cooperative Agreement, are accurate, complete and fair descriptions of such legal and contractual provisions.

         This opinion speaks as of the date of its delivery and we undertake no duty to inform the addressees of any changes in French or foreign law that may affect the matters addressed in this opinion after the date hereof. This opinion is furnished by us for the sole benefit of the addressees hereof and is not to be read as extending by implication to any other legal matter in connection with the Underwriting Agreement, the Cooperative Agreement or otherwise. The addressees may not rely on this opinion in connection with any other transaction and no other person or entity shall be entitled to rely on this opinion for any purpose without our express written consent.

                                                Yours faithfully,

                                                Kahn & Associes


                                                ----------------------------
                                                Douglas. S. Glucroft
                                                A partner

                                                                     ANNEX II(F)

                         FORM OF OPINION OF BIRD & BIRD

                    (SPECIAL ITALIAN COUNSEL TO THE COMPANY)

                                                        __________________, 2004

Goldman, Sachs & Co.,
Morgan Stanley & Co. Incorporated
Bear, Stearns & Co. Inc.
  As representatives of the several Underwriters
   named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004

Ladies and Gentlemen:

      We act as specialty licensing counsel under Italian law to Idenix Pharmaceuticals, Inc., a Delaware corporation, formerly Novirio Pharmaceuticals Limited, an exempted company incorporated in the Cayman Islands with limited liability (the "Company" or "Idenix").

      For the purposes of this letter, capitalized terms not otherwise defined herein shall have the meanings given to them in the reviewed documents, as listed below.

      The Company has asked us to review exclusively the following sections of the Company's registration statement on Form S-1 (333-111157) and the prospectus included therein (the "Registration Statement"):

      (a) the statements under the caption "Risks Related to Patents and Licenses" of the section "Risk Factors" , limited to the chapters starting with "If any of our agreements that grant us the exclusive right to make, use and sell our drug candidates are terminated, we may be unable to develop or commercialize our drug candidates" and ending with "If we are not able to obtain a license to research results in the event of a termination of the cooperative research agreement, we will be unable to develop the research results", solely with reference to what may concern the relationships with the University of Cagliari, as well as

      (b) the statements under the section "Business", solely in the limit of the chapter entitled "Patents and Licenses - University of Cagliari".

      We have made this review, and provide our opinion exclusively with respect to the sections mentioned above under (a) and (b). We have not been asked to review or comment on any other sections of the Registration Statement or any other document but the ones indicated below.

      For the purposes of this opinion we have also been asked to review

      (i) the Co-operative Antiviral Research Activity Agreement, entered into on January 4th, 1999 by and between Novirio SARL, on behalf and for the benefit of Novirio Pharmaceutical Limited, and the Dipartimento di Biologia Sperimentale "Bernardo Loddo" dell'Universita di Cagliari (referred to below as the "Research Agreement");

      (ii) the License Agreement between Novirio Pharmaceutical Limited and the Dipartimento di Biologia Sperimentale "Bernardo Loddo" dell'Universita di Cagliari effective as of December 14th, 2000, in accordance with Amendment 2002, as defined below (referred to below as the "License Agreement");

      (iii) the April 10th, 2002 letter agreement between Novirio Pharmaceutical Limited and Dipartimento di Biologia Sperimentale "Bernardo Loddo" dell'Universita di Cagliari, amending the Research Agreement and the License Agreement (referred to below as the "Amendment 2002");

      (iv) the May 8th, 2003 letter agreement between Idenix Pharmaceuticals, Inc., Idenix SARL, Novartis Pharma AG, on one side, and the University of Cagliari (in the persons of Mr. La Colla, Mr. Mistretta and Mr. Floris) on the other side, amending the Research Agreement and the License Agreement (already amended with Amendment 2002) also in consideration of the transaction then pending among Idenix and Novartis Pharma AG, which has become effective among the under-signers upon the execution of the Development, License and Commercialization Agreement and Master Manufacturing and Supply Agreement by Idenix and Novartis (referred to below as the "Amendment 2003");

      (v) the agreement entered into by and between the University of Cagliari and Prof. Paolo La Colla (employed by the same University) on June 30th, 2004, according to which the latter assigned to the former his ownership rights, granted in accordance with Italian Act 383/2001 (which amended the Italian Patent Act), on the inventions (and relevant patents) achieved within the Research Agreement (referred to below as the "University Agreement"); and

      (vi) the agreement entered into on June 30th, 2004 by and between Idenix and Universita degli Studi di Cagliari, which amended the above-mentioned Research Agreement and License Agreement also by increasing the royalty rate payable by Idenix from 1% to 2% for the patent applications and patents having their earliest priority dates on or after May 14, 2003 (referred to below as the "Amendment 2004").

      Based on and in the limits of our review of these documents:

      (i) the Research Agreement and the License Agreement, as revised by the Amendment 2002, by the Amendment 2003 and by the Amendment 2004 are governed by Italian law and are valid, binding and enforceable contracts under Italian law;

      (ii) the results including the inventions, patent applications and patents achieved within the Research Agreement are co-owned by Idenix and the University of Cagliari. The University of Cagliari has granted a license to Idenix in accordance with the Research Agreement and License Agreement, as amended according to the above mentioned Amendment 2002, Amendment 2003 and Amendment 2004;

      (iii) under the Research Agreement and License Agreement as amended in Amendment 2002, Amendment 2003 and Amendment 2004, Idenix has the exclusive right to make, have made, use, have used, sell, offer for sale, have sold and import the Intellectual Property Rights as defined in the License Agreement (including without limitation Results developed within or from Cooperative Activity and those inventions described on page 2 at (v))[FOOTNOTE], with the full right to grant sublicenses that are consistent with the terms of the License Agreement, which right is enforceable under Italian law;

      (iv) under the Research Agreement and License Agreement as amended in Amendment 2002, Amendment 2003 and Amendment 2004, Idenix has the right to take any and all actions in connection with such Intellectual Property Rights which are necessary in case of an infringement, enforcement or defence, which right is enforceable under Italian law. Under such agreement (art. 5.5), Idenix has the right to use the name of the University of Cagliari in a lawsuit in connection with the licensed subject matter if it is necessary to prosecute the action or in the event the University of Cagliari is a legally indispensable party to such action, which right is enforceable under Italian Law; and

      (v) in the University Agreement, Dr. La Colla has agreed to assign his intellectual property rights in the inventions that will be achieved in the performance of activities under the Research Agreement (including agreed to extensions).

      In the limits of our knowledge and within the scope of this opinion, we have no reason, from a strict legal point of view and therefore with no reference to any scientific, technical and commercial aspect, to believe that the reviewed portions of the Registration Statement (i.e. the statements under the caption "Risk Factors - Risks Related to Patents and Licenses" of the Registration Statement, in the limit of the chapters starting with "If any of our agreements that grant us the exclusive right to make, use and sell our drug candidates are terminated, we may be unable to develop or commercialize our drug candidates" and ending with "If we are not able to obtain a license to research results in the event of a termination of the cooperative research agreement, we will be unable to develop the research results", solely with reference to what may concern the relationships with the University of Cagliari, as well as the statements under the section "Business" of the Registration Statement, solely in the limit of the chapter entitled "University of Cagliari") contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein that concern such rights not misleading.

      This opinion speaks as of the date of its delivery and we undertake no obligation to update any of the matters addressed herein. This opinion is furnished by us for the sole benefit of the addressees hereof in connection with the transaction contemplated by the Underwriting Agreement. The addressees may not rely on this opinion in connection with any other transaction and no other person or entity shall be entitled to rely on this opinion for any purpose without our express written consent.



                                          -------------------------------
                                          Avv. Massimiliano Mostardini
                                          Studio Legale Bird & Bird
                                          Milan, Italy

                                                                     ANNEX II(G)

            FORMS OF OPINIONS OF COUNSELS TO THE SELLING STOCKHOLDERS

                                                                       ANNEX III

                          IDENIX PHARMACEUTICALS, INC.

                                LOCK-UP AGREEMENT

                                                     ________, 2004

Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
Bear, Stearns & Co. Inc.
c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY  10004

      Re: Idenix Pharmaceuticals, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

         The undersigned understands that you, as representatives (the "Representatives"), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the "Underwriters"), with Idenix Pharmaceuticals, Inc., a Delaware corporation (referred to herein as the "Company"), and the selling stockholders named therein, providing for a public offering of common stock of the Company (the "Shares") pursuant to a Registration Statement on Form S-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "SEC").

         In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of the final Prospectus (the "Final Prospectus") covering the public offering of the Shares and continuing to and including the date that is 180 days after the date of such Final Prospectus, the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of (collectively, "Transfer") any shares of common stock of the Company, or any options or warrants to purchase any shares of common stock of the Company (other than Shares sold in the Offering), or any securities convertible into, exchangeable for or that represent the right to receive shares of common stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the "Undersigned's Shares"), except for any of the Undersigned's Shares that are acquired in the public market pursuant to brokers' transactions; provided, however, that this exception shall not apply to any transactions in which a public filing is required or made, including, without limitation, the filing of a Schedule 13D, a Schedule 13G and/or a Form 4, each in accordance with the Securities Exchange Act of 1934 or otherwise. [If the party delivering the lock-up agreement is a Selling Stockholder, insert - In addition, the undersigned shall not Transfer, at any time following the date that is 180 days after the date of such Final Prospectus and preceding the date that is 365 days after the date of such Final Prospectus, greater than 50% of the Undersigned's Shares (for purposes of this provision, the aggregate amount of Undersigned's Shares shall be determined immediately following completion of the Offering)].

         The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction during the applicable period which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Shares even if such Undersigned's Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Undersigned's Shares.

         Notwithstanding the foregoing, the undersigned may Transfer the Undersigned's Shares (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) by will or intestate succession, (iv) to any affiliate (as defined in Regulation C under the Securities Act of 1933, as amended) of the undersigned, (v) if the undersigned is a corporation or similar entity, to any wholly-owned subsidiaries of such corporation or similar entity, (vi) if the undersigned is a partnership, limited liability company or similar entity, to any partners or members of such partnership, limited liability company or similar entity or (vii) with the prior written consent of Goldman, Sachs & Co. on behalf of the Underwriters; provided, however, that in the case of Transfers pursuant to clauses (v) and (vi) above, such Transfers shall not require a public filing to be made, including, without limitation, the filing of a
Schedule 13D, a Schedule 13G and/or a Form 4, each in accordance with the Securities Exchange Act of 1934 or otherwise; provided, further, that in the case of Transfers pursuant to clauses (i), (ii), (iv), (v) and (vi) above, it shall be a condition to such Transfer that the transferee (or trustee in the case of clause (ii) above) execute an agreement stating that such transferee (or trustee) is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further Transfer of such capital stock except in accordance with this Agreement, and provided further that any such Transfer shall not involve a disposition for value. For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

         To the extent you release any of the Company's stockholders from such stockholder's obligations under any lock-up agreement executed in connection with the Offering in full or in part, the undersigned shall be similarly released from its obligations under this Lock-up Agreement. In addition, if Goldman, Sachs & Co. consents to the Transfer in the aggregate of greater than 1 percent (1%) of the outstanding Shares of the Company (calculated immediately following completion of the Offering) pursuant to clause (vii) of the preceding paragraph, then the undersigned shall thereafter be entitled to Transfer a number of the Undersigned's Shares up to the aggregate number of Shares previously transferred by all other stockholders pursuant to clause (vii) of the preceding paragraph.

         The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Undersigned's Shares except in compliance with the foregoing restrictions.

         The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns. This Lock-up Agreement shall supercede in all respects any Lock-up Agreements relating to the Shares executed by the undersigned prior to the date hereof.

         This Lock-Up Agreement shall automatically terminate and be of no further effect if (i) the Registration Statement is not declared effective by the SEC by September 30, 2004 or (ii) the Underwriting Agreement is terminated pursuant to its terms.

                              Very truly yours,


                              ----------------------------------------
                              Exact Name


                              ----------------------------------------
                              Authorized Signature


                              ----------------------------------------
                              Title